PROMISSORY NOTE

$10,000.00                                                      October 30, 2000
                                                         Los Angeles, California

         FOR VALUE RECEIVED, IGOHEALTHY.COM, INC. (the "Issuer" herein) promises to pay to the order of HEALTHY USA, INC., a Nevada Corporation ("Holder"), the principal sum of Ten Thousand and no/100ths Dollars ($10,000.00). This Promissory Note, which is issued in connection with the sale and assignment by the Holder to the Issuer of the Internet domain name iGoHealthy.com, shall bear six percent (6%) interest, which may be accrued during its term until repayment of the entire principal. Interest shall be computed from October 30, 2000 on the loaned amount on the basis of a 365-day year, as applicable, and actual days lapsed from the respective date of the loan. Issuer shall have the privilege of prepaying the principal under this Promissory Note in whole or in part, without penalty or premium, at any time. All payments hereunder shall be applied first to interest, then to principal. Payment shall be made in lawful money of the United States, at Los Angeles, California or such other place as the Holder hereof may designate.

         This Promissory Note shall be payable as follows:

         1. In the event the proposed initial public offering of securities of Issuer pursuant to a Registration Statement on Form SB-2, to be underwritten by the Issuer (the "Offering"), is closed on or before April 30, 2001, this Promissory Note shall be payable in full at the closing of the Offering.

         2. In the event the Offering has not closed on or before the close of business on April 30, 2001, this Promissory Note shall thereafter be payable thirty (30) days after demand for payment by the Holder.

         Issuer waives diligence, presentment, demand, protest, and notice of any kind whatsoever. The non-exercise by Holder of any of Holder's rights hereunder in any instance shall not constitute a waiver thereof in that or any subsequent instance.

         Issuer shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Promissory Note. In the event an action is instituted to enforce or interpret any of the terms of this Promissory Note including but not limited to any action or participation by Issuer in, or in connection with, a case or proceeding under the U.S. Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review, whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees (except and otherwise), deposition costs, copying charges and other expenses.

         This Promissory Note is to be construed in all respects and enforced according to the laws of the State of California.

                                                ISSUER:

                                                IGOHEALTHY.COM, INC.
                                                a Colorado corporation


                                                By:     /s/ Farid E. Tannous
                                                     ---------------------------
                                                     Farid E. Tannous
                                                Its: President

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AGREED & ACCEPTED:

         HOLDER:

         HEALTHY USA, INC.
         a Nevada corporation


By:         /s/ Bill Glaser
         ------------------------------
         Bill Glaser
Its:     President & CEO


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